PokerTek Reports Third Quarter 2011 Financial Results

Fourth Consecutive Quarter of EBITDAS Positive Financial Results

Quarterly operating results reflect increased revenues and improved results of operations
●	Revenues increased 13% for the Quarter and 14% YTD
●	Net loss from continuing operations improved 24% for the Quarter and 42% YTD
●	EPS improved 36% for the quarter and 66% YTD
●	Fourth consecutive quarter of EBITDAS positive results

MATTHEWS, NC – November 8, 2011—PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the third quarter ended September 30, 2011.

Mark Roberson, Chief Executive Officer and Chief Financial Officer, commented, “Operating results continued to strengthen in the third quarter as lower Mexico revenue was  offset by strength in our other target markets. Revenue growth was driven by increased business in Europe, Africa, North America, and the cruise ships.”

“Looking ahead, we expect Mexico to remain closed to electronic table games for at least several months which will negatively impact results. However, we expect to grow our higher margin business in Europe, Canada, the United States and cruise ships in the first half of 2012.  In addition, we expect to begin the regulatory approval process for the SAS/TITO version of our ProCore platform in 2012 which will significantly increase our longer-term growth opportunities.”

Financial Summary
Total revenue for the third quarter of 2011 increased 13% to $1.6 million compared to $1.4 million during the third quarter of 2010.   On a year-to-date basis, revenue increased 14% from $4.3 million to $4.9 million. Approximately 14% of revenue for the quarterly period and 17% for the year-to-date period was derived from Mexico where the Company does not expect to earn revenue during the fourth quarter of 2011.  Revenues increased primarily due to improved results in Europe, Africa, North America, and the cruise markets, partially offset by lower revenues in Mexico.

Gross profit increased 8% to $1.1 million for the third quarter of 2011 as compared to $1.0 million during the third quarter of 2010. On a year-to-date basis, gross profit increased 25% from $2.8 million to $3.5 million.  The increase in gross profit was primarily attributable to increased revenues, improved asset utilization and reduced product costs.

Operating expenses were $1.6 million for the third quarter of 2011 compared to $1.7 million during the prior-year period. On a year-to-date basis, operating expenses were $4.7 million compared to $5.0 million during the prior year period.  The Company continues to maintain a lean operating structure, even as it invests in the development of the new ProCore platform and expands its penetration of PokerPro in international markets.

Net loss from continuing operations for the third quarter of 2011 improved 24% to $0.5 million ($0.07 per share) from $0.7 million ($0.11 per share) for comparable period of 2010. On a year-to-date basis, net loss from continuing operations improved 42% to $1.4 million ($0.21 per share) from $2.4 million ($0.41 per share) for the comparable period of 2010.

Including discontinued operations, net loss for the third quarter of 2011 improved 20% to $0.5 million ($0.07 per share) from $0.6 million ($0.11 per share) for comparable period of 2010. On a year-to-date basis, net loss improved 61% to $1.4 million ($0.21) from $3.5 million ($0.61 per share) for the comparable period of 2010.

EBITDAS, a non-GAAP financial measure, improved to a profit of $156 thousand for the third quarter for 2011, compared to a loss of $82 thousand in the prior–year period.   On a year-to-date basis, EBITDAS improved from a loss of $203 thousand to a profit of $409 thousand.

Balance Sheet and Cash Flow Information
The Company used $659 thousand of cash for continuing operations for the first nine months of 2011, compared to $167 thousand during the comparable prior year period.   Cash used in operating activities increased as increased working capital, primarily accounts receivable, inventory and deferred revenue, offset improvements in the Company’s results of operations.

As of September 30, 2011, the Company’s cash balance was $0.8 million and total debt was $0.7 million.

Unit Count Information
Gaming positions deployed worldwide totaled 1,958 as of September 30, 2011 comprised of 189 PokerPro tables and 14 Blackjack Pro tables.  As of September, 2010, 2,334 gaming positions were deployed comprised of 235 PokerPro tables.

On a comparable basis, excluding Mexico, gaming positions increased 14% to 1,958 as of September 30, 2011 from 1,714 as of September 30, 2010 due to increased placements on cruise ships and international markets, primarily in Europe and Africa.

Conference Call
A conference call and webcast will be held on Tuesday, November 8 2011 at 11:00 a.m. EST for management to discuss Company performance. Interested parties may listen to and participate in the conference call by dialing 866.356.4441 (U.S./Canada) or +1 617.597.5396 (Other) and entering passcode 33592991. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors”. For those unable to participate in the live call, an archived replay will be made available on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately one week by dialing 888.286.8010 (U.S./Canada) or +1 617.801.6888 (Other) and entering passcode 62519271.

Use of Non-GAAP Measures
PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges, certain non-recurring charges and share-based compensation expense. EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally in planning and evaluating the company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net loss from continuing operations to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.
PokerTek, Inc. (NASDAQ:PTEK) (www.pokertek.com) is a licensed gaming company headquartered in Matthews, NC that develops and distributes electronic table games solutions for the gaming industry. The company’s products are installed worldwide, and include PokerPro and Blackjack Pro. For more information, visit: www.pokertek.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of our gaming systems by casinos and other customers, and the expected acceptance of our gaming systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that the Company makes in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

Contacts:
Mark Roberson
CEO and CFO
PokerTek, Inc.
704.849.0860, x101
investorrelations@pokertek.com

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$1,637,757	$1,450,709	$4,898,386	$4,300,669
Cost of revenue	506,385	401,786	1,440,744	1,542,737
Gross profit	1,131,372	1,048,923	3,457,642	2,757,932
Operating expenses:
Selling, general and administrative	1,082,393	1,205,146	3,377,634	3,514,684
Research and development	240,812	264,703	746,628	797,139
Share-based compensation expense	274,846	173,722	541,484	543,765
Depreciation	18,991	33,916	59,750	107,621
Total operating expenses	1,617,042	1,677,487	4,725,496	4,963,209

Operating loss	(485,670)	(628,564)	(1,267,854)	(2,205,277)

Interest expense, net	20,637	33,973	73,646	103,546
Net loss from continuing operations before
income taxes	(506,307)	(662,537)	(1,341,500)	(2,308,823)

Income tax provision	10,417	14,188	29,958	52,795

Net loss from continuing operations	(516,724)	(676,725)	(1,371,458)	(2,361,618)
Income (loss) from discontinued operations	1,216	32,215	(9,187)	(1,179,372)
Net loss	$(515,508)	$(644,510)	$(1,380,645)	$(3,540,990)

Net loss from continuing operations per common
share - basic and diluted	$(0.07)	$(0.11)	$(0.21)	$(0.41)
Net loss from discontinued operations per
common share - basic and diluted	-	0.01	-	(0.20)
Net loss per common share - basic and diluted	$(0.07)	$(0.11)	$(0.21)	$(0.61)
Weighted average common shares outstanding -
basic and diluted	6,939,750	6,000,022	6,589,456	5,827,742

The accompanying notes are an integral part of these consolidated financial statements.

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2011 (Unaudited)	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$780,920	$666,179
Accounts receivable, net	1,066,588	1,057,511
Inventory	1,426,584	997,064
Prepaid expenses and other assets	171,647	213,495
Net assets of discontinued operations	293,357	379,441
Total current assets	3,739,096	3,313,690

Long-term assets:
Gaming systems, net	1,694,128	2,255,030
Property and equipment, net	30,324	80,755
Other assets	246,710	402,498
Total long-term assets	1,971,162	2,738,283

Total assets	$5,710,258	$6,051,973

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$424,279	$327,662
Accrued liabilities	575,373	648,604
Deferred revenue	742,621	817,789
Long-term liability - related party, current portion	61,469	21,402
Long-term debt, current portion	-	30,793
Current liabilities of discontinued operations	68,439	113,185
Total current liabilities	1,872,181	1,959,435

Long-term liabilities:
Deferred revenue	-	118,436
Long-term liability - related party	282,129	368,598
Long-term debt	700,000	800,000
Total long-term liabilities	982,129	1,287,034

Total liabilities	2,854,310	3,246,469

Commitments and contingencies

Shareholders' equity
Preferred stock, no par value per share;	-	-
authorized 5,000,000 none issued and outstanding

Common stock, no par value per share; authorized 40,000,000	-	-
shares, issued and outstanding 6,940,852 and 6,187,853 shares at
September 30, 2011 and December 31, 2010, respectively

Additional paid-in capital	48,258,711	46,827,622
Accumulated deficit	(45,402,763)	(44,022,118)

Total shareholders' equity	2,855,948	2,805,504

Total liabilities and shareholders' equity	$5,710,258	$6,051,973

The accompanying notes are an integral part of these consolidated financial statements.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,380,645)	$(3,540,990)
Net loss from discontinued operations	9,187	1,179,372
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,117,238	1,437,017
Gain on sale of property, plant and equipment	-	(1,440)
Share-based compensation expense	541,484	543,765
Provision for doubtful accounts and other receivables	294,500	30,961
Gain on sale of property, plant and equipment
Changes in assets and liabilities:
Accounts and other receivables	(252,653)	217,260
Prepaid expenses and other assets	163,811	122,457
Inventory	(438,839)	547,295
Gaming systems	(496,586)	(1,105,705)
Accounts payable and accrued expenses	(23,017)	(65,735)
Deferred revenue	(193,222)	468,781
Net cash used in operating activities from continuing operations	(658,742)	(166,962)
Net cash provided by (used in) operating activities from discontinued operations	(19,155)	96,087
Net cash used in operating activities	(677,897)	(70,875)

Cash flows from investing activities:
Proceeds from sale of equipment
Purchases of property and equipment	-	(5,688)
Sale of investments
Purchase of investments
Proceeds from sale of equipment	-	2,805
Net cash used in investing activities	-	(2,883)

Cash flows from financing activities:
Repayments of short-term debt
Proceeds from issuance of common stock, net of expenses	823,431	284,115
Proceeds from common stock options exercised
Proceeds from capital lease
Repayments of capital lease	(30,793)	(24,705)
Net cash provided by financing activities	792,638	259,410
Net increase in cash and cash equivalents	114,741	185,652
Cash and cash equivalents, beginning of year	666,179	636,374
Cash and cash equivalents, end of period	$780,920	$822,026

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$53,959	$56,096
Income taxes	27,881	62,042

Non-cash transactions:
Amortization of commitment fee issued in common stock	$33,825	$-
Gaming inventory purchase - related party	-	396,500
Issuance of common stock for commitment fee	-	100,598
Purchase of Gaming Systems assets with capital lease		29,000
Issuance of common stock for debt cancellation	100,000	-
Transfers from inventory to property and equipment	9,319	-

The accompanying notes are an integral part of these consolidated financial statements.

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net loss from continuing operations	$(516,724)	$(676,725)	$(1,371,458)	$(2,361,618)
Interest (income) expense, net	20,637	33,973	73,646	$103,546
Income tax provision	10,417	14,188	29,958	$52,795
Other taxes	2,296	2,472	18,386	$21,103
Depreciation and amortization	364,278	370,103	1,117,238	$1,437,018
Stock-based compensation expense	274,846	173,722	541,484	$543,765
EBITDAS (1)	$155,750	$(82,267)	$409,254	$(203,391)

(1) EBITDAS is defined as net income (loss) from continuing operations before interest, taxes, depreciation, amortization, share-based compensation, and non-cash charges. EBITDAS does not purport to represent net earnings or net cash used in operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company's performance. The Company's definition of EBITDAS may not be comparable with similarly titled measures used by other companies.